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                                                       Exhibit C2

NEES ENERGY, INC.
Statement of Cash Flows
(Thousands of Dollars)
For the Twelve Months Ended March 31, 1997
(Unaudited, Subject to Adjustment)


Operating activities:
  Net income/(loss)                                      ($12,102)

  Adjustments to reconcile net income/(loss) to net cash provided by operating activities:

     Depreciation and amortization                            319
     Deferred federal and state income taxes                 (725)
     Undistributed loss in subsidiary                       6,165
     (Increase) decrease in accounts receivable and
     Unbilled revenue                                       1,404
     (Increase) decrease in inventory                         824
     (Increase) decrease in prepaid and other
       current assets                                        (328)
     Increase (decrease) in accounts payable                  647
     Increase (decrease) in accrued liabilities            (4,948)
     Other, net                                             3,088
                                                         --------
Net cash  provided by (used in) operating activities       (5,656)
                                                         --------

Investing activities:
  Fixed asset expenditures                                   (349)
  Investment in Weatherwise                                  (240)
  Investment in AllEnergy Marketing Co.,L.L.C.            (10,208)
                                                         --------
Net cash used in investing activities                     (10,797)
                                                         --------


Financing Activities:
  Subordinated notes payable to parent-issues              22,608
  Decrease in short-term debt                              (1,000)
                                                         --------
Net cash provided by financing activities                  21,608
                                                         --------

Net increase (decrease) in cash and cash equivalents        5,155


Cash and cash equivalents at beginning of period               68
                                                         --------
Cash and cash equivalents at end of period                $ 5,223
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